UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

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☒	No fee required

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PROXY STATEMENT/PROSPECTUS SUPPLEMENT
(to Joint Proxy Statement/Prospectus dated January 15, 2026)

This joint proxy statement/prospectus Supplement (this “Supplement”) is dated as of February 6, 2026 and is first being mailed to stockholders of FirstSun Capital Bancorp (“FirstSun”) and First Foundation Inc. (“First Foundation”) on or about February 9, 2026.

This Supplement amends and supplements the joint proxy statement/prospectus of FirstSun and First Foundation, dated January 15, 2026 (the “joint proxy statement/prospectus”), which was previously mailed to stockholders of FirstSun and First Foundation on or about January 16, 2026, in connection with their respective special meetings of stockholders scheduled to be held on February 27, 2026, at which stockholders will consider, among other matters, proposals relating to the proposed merger of First Foundation with and into FirstSun (the “merger”).

FirstSun filed the joint proxy statement/prospectus with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form S-4.

To the extent of any conflict between this Supplement and the joint proxy statement/prospectus, the terms of this Supplement shall control with respect to the matters described herein. Capitalized terms used but not otherwise defined in this Supplement have the meanings given to them in the joint proxy statement/prospectus.

This Supplement does not contain complete information about FirstSun, First Foundation or the merger. You should read this Supplement together with the joint proxy statement/prospectus and the annexes thereto, as well as the documents incorporated by reference therein, before making a voting decision.

IMPORTANT INFORMATION FOR STOCKHOLDERS

Stockholders who have not yet voted or submitted a proxy are urged to do so as promptly as possible.

If you have already submitted a proxy, you do not need to take any action unless you wish to revoke or change your proxy, which you may do in the manner described in the joint proxy statement/prospectus.

The date, time and location of the special meetings of stockholders of FirstSun and First Foundation have not changed.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of shares of FirstSun common stock in connection with the merger, or the other matters described in the joint proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure contained in the joint proxy statement/prospectus or this Supplement. Any representation to the contrary is a criminal offense.

The shares of FirstSun common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, as described in the joint proxy statement/prospectus.

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PURPOSE OF THIS SUPPLEMENT

The purpose of this Supplement is to describe and reflect an amendment to the Agreement and Plan of Merger, dated October 27, 2025 (the “merger agreement”), by and between FirstSun and First Foundation, which amendment updates the form of the proposed amendment to FirstSun’s Amended and Restated Certificate of Incorporation relating to the creation of a class of non-voting common stock.

As described below, the merger agreement has been amended to revise and narrow certain elective conversion provisions applicable to the non-voting common stock, without affecting the automatic conversion provisions. The amendment does not change the merger consideration, the exchange ratio, or any other economic terms of the merger.

Except as expressly described in this Supplement, the joint proxy statement/prospectus remains unchanged, and the boards of directors of FirstSun and First Foundation continue to unanimously recommend that their respective stockholders vote “FOR” each of the proposals described in the joint proxy statement/prospectus.

BACKGROUND AND SUMMARY OF AMENDMENT

On February 6, 2026, FirstSun and First Foundation entered into Amendment No. 1 to the Merger Agreement (the “merger agreement amendment”).

The merger agreement amendment amends Exhibit E to the merger agreement, which sets forth the form of the Certificate of Amendment to FirstSun’s Amended and Restated Certificate of Incorporation that will create a class of non-voting common stock.

As amended:

•	the ability of holders of non-voting common stock to elect to convert all or a portion of its shares of non-voting common stock into common stock to the extent, and only to the extent, that such conversion would not cause the holder and its affiliates, together with any other persons whose ownership must be aggregated with such holder under applicable banking regulations, to own, control, or hold with power to vote more than 4.99% of any class of FirstSun’s voting securities, as that term is defined in 12 C.F.R. § 225.2(q) or any successor regulation, has been removed; and

•	it has been replaced with a provision that permits conversion of non-voting common stock into common stock at the holder’s election (as distinguished from automatic conversion) only if an action by FirstSun reduces the holder’s percentage ownership of a class of voting securities, and only to the extent that such conversion does not result in the holder acquiring a greater percentage of voting securities than it held immediately prior to such action, in each case as more fully described in the amended Certificate of Amendment attached as Annex E to this Supplement.

The merger agreement amendment does not modify any other provisions of the merger agreement and does not affect:

•	the merger consideration,

•	the exchange ratio,

•	the voting mechanics, or

•	the proposals being submitted for approval at the special meetings.

SUPPLEMENTAL DISCLOSURES TO THE JOINT PROXY STATEMENT/PROSPECTUS

The following information supplements and amends the joint proxy statement/prospectus and should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Except as described below, the joint proxy statement/prospectus remains unchanged.

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Page 45 - Summary of Key Characteristics of the Non-Voting Common Stock

The subsection titled “Summary of Key Characteristics of the Non-Voting Common Stock” is hereby deleted and replaced in its entirety with the following:

Summary of Key Characteristics of the Non-Voting Common Stock

As set forth in Exhibit A to the Certificate of Amendment:

•	non-voting common stock will have no voting rights except as required by the Delaware General Corporation Law.
•	non-voting common stock will be economically equivalent to FirstSun common stock (including with respect to dividends and liquidation rights).
•	non-voting common stock will be convertible into FirstSun common stock on a one-for-one basis only in limited circumstances, including automatic conversion in specified situations and a limited conversion right at the holder’s election if FirstSun takes any action that reduces the holder’s then current voting percentage, all subject to the restrictions and conditions described in Exhibit A to the Certificate of Amendment, which is attached as Annex E to this joint proxy statement/prospectus.

Page 119 - Merger Consideration

The third paragraph under the heading “Merger Consideration,” which describes the issuance and conversion features of FirstSun non-voting common stock, is hereby deleted and replaced in its entirety with the following:

Under the terms of the merger agreement, if, as a result of receiving shares of FirstSun common stock in the merger, any holder (together with its affiliates) would exceed an applicable ownership threshold under bank regulatory requirements, such holder may elect to receive, in lieu of the portion of shares of FirstSun common stock otherwise issuable to it that would result in such threshold being exceeded, an equivalent number of shares of FirstSun non-voting common stock. Shares of FirstSun non-voting common stock are subject to the conversion provisions set forth in the Certificate of Amendment, including automatic conversion in specified situations and a limited conversion right at the holder’s election if FirstSun takes any action that reduces the holder’s then current percentage ownership of a class of voting securities, in each case subject to the restrictions and conditions described in the Certificate of Amendment attached as Annex E to this joint proxy statement/prospectus.

Pages 163–164 - Description of Capital Stock of the Combined Company—Conversion

The subsection titled “Conversion” under the heading “Description of Capital Stock of the Combined Company” is hereby deleted and replaced in its entirety with the following:

Conversion

Shares of non-voting common stock will be convertible into shares of common stock only in the limited circumstances and subject to the restrictions and conditions set forth in the Certificate of Amendment attached as Annex E to this joint proxy statement/prospectus.

Limited conversion at the holder’s election. Subject to the terms and conditions set forth in the Certificate of Amendment, if any action by FirstSun, which may include the issuance of additional voting securities, has the effect of reducing the percentage of a class of FirstSun’s voting securities held by a holder of non-voting common stock (a “diluting action”), such holder may elect to convert shares of non-voting common stock into shares of common stock solely to the extent that such conversion does not permit such holder to acquire a greater percentage of a class of FirstSun’s voting securities than such holder controlled immediately prior to such diluting action.

Automatic conversion upon certain transfers. Each share of non-voting common stock will automatically convert into one share of common stock, subject to proportional adjustment for stock splits or similar events, upon its transfer in a “permissible transfer” to a person that is not an affiliate of the transferring holder, in each case as provided in the Certificate of Amendment. A “permissible transfer” generally includes a transfer to FirstSun, a widely distributed public offering, a transfer to an underwriter in connection with a public offering, a transfer in which no transferee (or associated group of transferees) acquires two percent or more of any class of voting securities, or a transfer to a person that already controls more than 50 percent of FirstSun’s voting securities.

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To effect any permitted conversion, the holder must surrender the certificates representing its shares (or provide book-entry instructions) together with appropriate documentation to FirstSun’s transfer agent, which will issue the corresponding number of shares of common stock and, if the conversion is partial, reissue certificates representing the remaining shares of non-voting common stock. All shares of common stock issued upon conversion will be duly authorized, validly issued, fully paid, and non-assessable. If FirstSun ceases to be a bank holding company or financial holding company, the conversion limitations will lapse, and all shares of non-voting common stock will thereafter be freely convertible into common stock without restriction. FirstSun will at all times reserve a sufficient number of authorized but unissued shares of common stock to permit the full conversion of all outstanding shares of non-voting common stock in accordance with its terms.

Page 175 - Comparison of Stockholders’ Rights—FirstSun Conversion Rights

The FirstSun subsection titled “Conversion Rights” under the heading “Comparison of Stockholders’ Rights” is hereby deleted and replaced in its entirety with the following:

CONVERSION RIGHTS

Shares of FirstSun non-voting common stock will be convertible into shares of FirstSun common stock only in the limited circumstances and subject to the restrictions and conditions set forth in the Certificate of Amendment attached as Annex E to this joint proxy statement/prospectus.

Limited conversion at the holder’s election. Subject to the terms of the Certificate of Amendment, if any action by FirstSun, which may include the issuance of additional voting securities, has the effect of reducing the percentage of a class of FirstSun’s voting securities held by a holder of non-voting common stock, such holder may elect to convert shares of non-voting common stock into shares of common stock solely to the extent that such conversion does not permit such holder to acquire a greater percentage of a class of FirstSun’s voting securities than such holder controlled immediately prior to such action.

Automatic conversion upon certain transfers. Each share of non-voting common stock will automatically convert into one share of common stock, subject to proportional adjustment for stock splits or similar events, upon its transfer in a “Permissible Transfer” to a person that is not an affiliate of the transferring holder, as provided in the Certificate of Amendment. Permissible Transfers generally include transfers (i) to FirstSun, (ii) in a widely distributed public offering, (iii) to an underwriter in connection with such an offering, (iv) in a transfer in which no transferee or associated group of transferees acquires two percent or more of any class of voting securities, or (v) to a person that already controls more than fifty percent of FirstSun’s voting securities.

If FirstSun ceases to be a bank holding company or financial holding company, the conversion limitations will lapse, and all shares of non-voting common stock will thereafter be freely convertible into common stock without restriction.

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ANNEX E

Annex E to the joint proxy statement/prospectus is hereby amended and replaced in its entirety to reflect the revised conversion provisions described in this Supplement.

Form of FirstSun Certificate Amendment

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FIRSTSUN CAPITAL BANCORP

FirstSun Capital Bancorp (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.             This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 7, 2025 (the “Certificate of Incorporation”).

2.            Article IV, Section 4.01 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Designation and Amount. The aggregate number of shares which the Corporation shall have authority to issue is 110,000,000, consisting of (i) 80,000,000 shares of voting common stock, par value $0.0001 per share (the “Common Stock”); (ii) 20,000,000 shares of non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock”) (having the powers, rights, and preferences, and the qualifications, limitations and restrictions thereof, as set forth in Exhibit A attached hereto), and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The aggregate number of shares which the Corporation shall have authority to issue pursuant to this Section 4.01 (as well as the allocation between Common Stock, Non-Voting Common Stock and Preferred Stock) may be amended, altered, changed, increased, or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock.”

3.             The Certificate of Incorporation of the Corporation is hereby amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Non-Voting Common Stock as set forth in Exhibit A attached hereto.

4.             This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

5.             All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Neal E. Arnold, its Chief Executive Officer, this [•] day of [•], 202[•].

By:
Neal E. Arnold President & Chief Executive Officer

[Signature Page to Certificate of Amendment]

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EXHIBIT A

CERTIFICATE OF DESIGNATIONS

OF

NON-VOTING COMMON STOCK

OF

FIRSTSUN CAPITAL BANCORP

The shares of Non-Voting Common Stock of the Corporation shall have the following terms and provisions:

1.	Definitions.

(a) “Affiliate” has the meaning set forth in 12 C.F.R. § 225.2(a) or any successor provision.

(b) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

(c) “Board of Directors” means the board of directors of the Corporation.

(d) A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Texas are authorized or required by law, executive order or regulation to close.

(e) “Certificate” means a certificate representing one (1) or more shares of Non-Voting Common Stock, it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Non-Voting Common Stock.

(f) “Common Stock” means the voting common stock of the Corporation, par value $0.0001 per share.

(g) “Conversion” has the meaning set forth in Section 5.

(h) “Corporation” means FirstSun Capital Bancorp, a Delaware corporation.

(i) “Dividends” has the meaning set forth in Section 3.

(j) “Exchange Agent” means Broadridge Financial Solutions, Inc. solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k) “Liquidation Distribution” has the meaning set forth in Section 4.

(l) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(m) “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock and/or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive two percent (2%) or more of any class of the Voting Securities of the Corporation (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer.

(n) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(o) “Voting Security” has the meaning set forth in 12 C.F.R. § 225.2(q) or any successor provision.

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2.     Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock” (the “Non-Voting Common Stock”). The number of authorized shares of the Non-Voting Common Stock shall be 20,000,000 shares. The Non-Voting Common Stock shall have a par value of $0.0001 per share. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

3.     Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”) on a pro rata basis with the Common Stock, determined on an as-converted basis assuming all shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable Dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such Dividends are to be determined). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount (on an as-converted basis) as paid on the Common Stock and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4.     Liquidation.

(a)   Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of the Corporation’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)    Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to the sum of (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

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5.    Conversion.

(a)    General.

(i)    If any action by the Corporation, which may include the issuance of additional Voting Securities, has the effect of reducing the percentage of a class of Voting Securities of the Corporation held by a holder of Non-Voting Common Stock (such action, a “Diluting Action”), then such holder may elect to convert each share of Non-Voting Common Stock to Common Stock in accordance with the provisions of this Section 5 so long as such conversion does not allow such holder to acquire a higher percentage of a class of Voting Securities than such holder controlled immediately prior to the Diluting Action.

(ii)    Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-Affiliate of the holder in a Permissible Transfer.

(iii)    To effect any conversion that is permitted under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the Certificate or Certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such Certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates (or, at the Corporation’s option, evidence in book-entry form) for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a certificate or certificate(s) (or, at the Corporation’s option, evidence in book-entry form) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv)    All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(v)    If the Corporation ceases to be a bank holding company or financial holding company, then the conversion conditions included in this Section 5(a) shall lapse and any holder of Non-Voting Common Stock may convert such shares of Non-Voting Common Stock into Common Stock without limitations as described herein.

(b)    Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(c)    No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

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6.    Adjustments.

(a)    Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)   Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

(c)   Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7.     Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a reorganization, exchange or conversion of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such reorganization, exchange, conversion, merger, consolidation or sale, to which a holder of that number of shares of Common Stock issuable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such reorganization, exchange, conversion, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

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8.    Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9.     Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as provided for herein and as may otherwise from time to time be required by law.

10.   Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation, reorganization, conversion, re-domiciliation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock, (ii) increase or decrease the authorized number of shares of Non-Voting Common Stock (iii) dissolve the Corporation, or (iv) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would, in any of such instances, have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.   Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12.   Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.   Term. The Non-Voting Common Stock shall have a perpetual term unless converted in accordance with Section 5.

14.   No Preemptive Rights. The holders of Non-Voting Common Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Non-Voting Common Stock.

15.   Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

16.   Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

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